MediaOne Group, Inc.
Condensed Consolidated Balance Sheets- As Reported
(UNAUDITED)
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
                                                 June 30,     December 31,
Dollars in millions                                1999          1998
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ASSETS
Current assets:
 Cash and cash equivalents                     $    1,032     $     415
 Accounts and notes receivable, and other           1,099           785
                                               -------------------------
                                                    2,131         1,200
                                               -------------------------
Property and equipment - net                        4,501         4,069

Investments:
 Time Warner Entertainment                          2,479         2,442
 Vodafone Group/AirTouch Communications             7,310         5,919
 International ventures                               643         1,344
                                               --------------------------
                                                   10,432         9,705
                                               --------------------------

Intangible and other assets - net                  13,447        13,218
                                               --------------------------
   Total                                       $   30,511    $   28,192
                                               ==========================

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LIABILITIES AND EQUITY
Current liabilities:
 Short-term debt                               $    1,718    $      569
 Other current liabilities                          1,185         1,045
                                               --------------------------
                                                    2,903         1,614
                                               --------------------------
Long-term debt:
 Exchangeable Notes (PIES)                          2,525         1,702
 Other                                              3,720         3,151
                                               --------------------------
                                                    6,245         4,853
                                               --------------------------
Deferred income taxes, credits and other            7,096         6,676

Minority interest in Centaur Funding                1,107         1,099

Company-obligated mandatorily redeemable
 preferred securities of subsidiary trust
 holding solely Company-guaranteed debentures       1,060         1,061

Preferred stock subject to
 mandatory redemption (Series C and E)                100           100

Shareholders' equity:
 Preferred shares (Series D)                          929           927
 Common shares                                     10,409        10,324
 Retained earnings                                    371           669
 Accumulated other comprehensive income               291           869
                                               --------------------------
                                                   12,000        12,789
                                               --------------------------
   Total                                       $   30,511    $   28,192
                                               =========================
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